SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM T-1

                       STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939
             OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                  THE FIRST NATIONAL BANK OF CHICAGO
          (Exact name of trustee as specified in its charter)

A National Banking Association                                    36-0899825
                                                            (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                 60670-0126
      (Address of principal executive offices)              (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)



                                ITT CORPORATION
              (Exact name of obligor as specified in its charter)



      Nevada                                                  88-0340591
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                     identification number)


      1330 Avenue of the Americas
      New York, New York                                    10019-5490
(Address of principal executive offices)                    (Zip Code)


                               Subordinated Debt Securities
                              (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a)   Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.,
            Federal Deposit Insurance Corporation,
            Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16.    List of exhibits.   List below all exhibits filed as a
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificates of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of
      Chicago and State of Illinois, on the   7th day of November, 1996.


                  The First National Bank of Chicago,
                  Trustee

                  By    /s/ Richard D. Manella

                        Richard D. Manella
                        Vice President



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                              November 6, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between ITT Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           The First National Bank of Chicago

                        By:   /s/ Richard D. Manella

                              Richard D. Manella
                              Vice President

                                   EXHIBIT 7

Legal Title of Bank: The First National           Call Date: 06/30/96
                     Bank of Chicago              ST-BK:17-1630 FFIEC 03
Address:             One First National Plaza,                 Page RC-1
                     Ste 04601
City, State  Zip:    Chicago, IL  60670
FDIC Certificate No.:0/3/6/1/8
                     ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                  Dollar Amounts in                 C400                -
                                                      Thousands            RCFD     BIL MIL THOU    ---------
                                                  ------------------       ----     ------------
ASSETS
1.  Cash and balances due from
    depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances
    and currency and coin(1)..............                                 0081     3,572,641       1.a.
    b. Interest-bearing balances(2).......                                 0071     6,958,367       1.b.
2.  Securities
    a. Held-to-maturity securities
    (from Schedule RC-B, column A)........                                 1754             0       2.a.
    b. Available-for-sale securities
    (from Schedule RC-B, column D)........                                 1773     1,448,974       2.b.
3.  Federal funds sold and securities
    purchased under agreements to
    resell in domestic offices of the
    bank and its Edge and Agreement
    subsidiaries, and in IBFs:
a. Federal Funds sold.....................                                 0276     5,020,878       3.a.
    b. Securities purchased under
    agreements to resell..................                                 0277       918,688       3.b.
4.  Loans and lease financing
    receivables:
    a. Loans and leases, net of unearned
    income (from Schedule RC-C)...........        RCFD 2122 19,125,160                              4.a.
    b. LESS: Allowance for loan and
    lease losses..........................        RCFD 3123    379,232                              4.b.
    c. LESS: Allocated transfer risk
    reserve...............................        RCFD 3128          0                              4.c.
    d. Loans and leases, net of
    unearned income, allowance, and
    reserve (item 4.a minus 4.b and
    4.c)..................................                                 2125    18,745,928       4.d.
5.  Assets held in trading accounts.......                                 3545     9,599,172       5.
6.  Premises and fixed assets
    (including capitalized leases)........                                 2145       623,289       6.
7.  Other real estate owned (from
    Schedule RC-M)........................                                 2150         8,927       7.
8.  Investments in unconsolidated
    subsidiaries and associated
    companies (from Schedule RC-M)........                                 2130        57,280       8.
9.  Customers' liability to this bank
    on acceptances outstanding............                                 2155       632,259       9.
10. Intangible assets (from Schedule
    RC-M).................................                                 2143       156,715      10.
11. Other assets (from Schedule RC-F).....                                 2160     1,592,088      11.
12. Total assets (sum of items 1
    through 11)...........................                                 2170    49,335,206      12.



--------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:  The First National          Call Date:   06/30/96
                      Bank of Chicago             ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza,                   Page RC-2
                      Ste 0460
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Schedule RC-Continued


                                                  Dollar Amounts in                 C400             -
                                                      Thousands          RCFD       BIL MIL THOU    ---------
                                                  ------------------     ----       ------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of
    of columns A and C from Schedule RC-E,
    part 1)....................................                          RCON 2200  16,878,870      13.a.
       (1) Noninterest-bearing(1)..............   RCON 6631  7,855,880                              13.a.(1)
       (2) Interest-bearing....................   RCON 6636  9,022,990                              13.a.(2)
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs (from Schedule
       RC-E, part II)..........................                          RCFN 2200  12,677,057      13.b.
       (1) Noninterest bearing.................   RCFN 6631    766,936                              13.b.(1)
       (2) Interest-bearing....................   RCFN 6636 11,910,121                              13.b.(2)
14. Federal funds purchased and securities
    sold under agreements to repurchase in
    domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and
    in IBFs:
    a. Federal funds purchased.................                          RCFD 0278   1,318,968      14.a.
    b. Securities sold under agreements to
       repurrchase.............................                          RCFD 0279   1,197,589      14.b.
15. a. Demand notes issued to the U.S.
       Treasury................................                          RCON 2840     104,546      15.a.
    b. Trading Liabilities.....................                          RCFD 3548   6,431,784      15.b.

16. Other borrowed money:
    a. With original maturity of one year
       or less.................................                          RCFD 2332   4,437,636      16.a.
    b. With original  maturity of more than
       one year................................                          RCFD 2333      75,308      16.b.
17. Mortgage indebtedness and obligations
    under capitalized leases...................                          RCFD 2910     283,041      17.
18. Bank's liability on acceptance executed
    and outstanding............................                          RCFD 2920     632,259      18.
19. Subordinated notes and debentures..........                          RCFD 3200   1,275,000      19.
20. Other liabilities (from Schedule RC-G).....                          RCFD 2930     892,947      20.
21. Total liabilities (sum of items 13
    through 20)................................                          RCFD 2948  46,205,005      21.
22. Limited-Life preferred stock and related
    surplus....................................                          RCFD 3282           0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related
    surplus....................................                          RCFD 3838           0      23.
24. Common stock...............................                          RCFD 3230      00,858      24.
25. Surplus (exclude all surplus related to
    preferred stock)...........................                          RCFD 3839   2,349,164      25.
26. a. Undivided profits and capital reserves..                          RCFD 3632     584,878      26.a.
    b. Net unrealized holding gains (losses)
       on available-for-sale securities........                          RCFD 8434      (3,951)     26.b.
27. Cumulative foreign currency translation
    adjustments................................                          RCFD 3284        (748)     27.
28. Total equity capital (sum of items 23
    through 27)................................                          RCFD 3210   3,130,201      28.
29. Total liabilities, limited-life preferred
    stock, and equity capital (sum of items 21,
    22, and 28)................................                          RCFD 3300  49,335,206      29.
Memorandum
To be reported only with the March Report of Condition.
1.     Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of
       auditing work performed for the bank by independent external               Number
       auditors as of any date during 1995 .............................RCFD 6724 . N/A             M.1.


1 = Independent audit of the bank      4. = Directors' examination of the bank r
    conducted in accordance                 performed by othe external auditors
    with generally accepted auditing        (may be required by state chartering
    standards by a certified                authority)
    public accounting firm which       5 =  Review of the bank's financial
    submits a report on the bank            statements by external auditors
2 = Independent audit of the bank's    6 =  Compilation of the bank's financial
    parent holding company                  statements by external auditors
    conducted in accordance with       7 =  Other audit procedures (excluding
    generally accepted auditing             tax preparation work)
    standards by a certified public    8 =  No external audit work
    accounting firm which submits a
    report on the consolidated holding
    company (but not on the bank
    separately)
3 = Directors' examination of the bank
    conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)


--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.